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                                  EXHIBIT 10.11

                     GTECH CORPORATION EXECUTIVE PERQUISITES
                     PROGRAM EXECUTIVE OFFICER PARTICIPANTS

W. Bruce Turner
Howard Cohen (employment terminated in August 2002)
David Calabro
Jaymin Patel
Kathleen McKeough
Larry Smith
Marc Crisafulli
Antonio Carlos Rocha
Timothy Nyman*
Donald Sweitzer

* Received prorated payment as of date of promotion on October 8, 2002.